CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of instaCare Corp., (the "Company") of our report, dated April 14, 2007 on the financial statements of the Company, which report appears in the Company's Annual Report Filed on Form 10-KSB (File No. 000-33187) filed with the Securities and Exchange Commission.

/s/Weaver & Martin, LLC

Weaver & Martin, LLC

Kansas City, Missouri

August 30, 2007